CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-182473, 333-207130, 333-227501 on Form S-3 and Registration Statement Nos. 2-76378, 333-175185, 333-195314, 333-208999, 333-225417, 333-225992 on Form S-8 of our reports dated February 25, 2021, relating to the consolidated financial statements and financial statement schedules of Globe Life Inc. and subsidiaries (Globe Life) and the effectiveness of Globe Life’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Globe Life for the year ended December 31, 2020.

/s/DELOITTE & TOUCHE LLP
Dallas, Texas
February 25, 2021